UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2019

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of principal U.S. market and foreign exchange
Common Stock	RYES	OTCQB
Common Stock	RISE	Canadian Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.07

Submission of Matters to a Vote of Security Holders.

On June 27, 2019, Rise Gold Corp. (the “Corporation”) held its 2019 Annual Meeting of Shareholders, (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below.

1.  To fix the number of directors to be elected at four (4)

The number of directors to be elected, fixed at four (4), was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
33,158,906	104,600	0	14,315,462

2.  Election of Directors

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
Benjamin W. Mossman	99.25%	33,455,506	254,000	13,869,462
Thomas I. Vehrs	99.25%	33,455,506	254,000	13,869,462
John G. Proust	99.25%	33,455,506	254,000	13,869,462
Murray Flanigan	99.97%	33,681,006	9,500	13,888,462

3.  Appointment of Davidson & Company LLP. Chartered Professional Accountants

Votes For %	Votes For	Votes Withheld	Broker Non-Votes
99.78	47,472,580	106,388	0

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

On June 27, 2019, the Company issued a press release to announce results of the Company’s Annual General Meeting. A copy of the press release is included as Exhibit 99.1

Exhibit

No.

Description

99.1

Press release dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

July 2, 2019

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer